                                                                   EXHIBIT 10.14

                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

            This Settlement Agreement and Mutual Release (this "AGREEMENT") is entered into as of March 16, 2005, by and among SPRINT SPECTRUM L.P., a Delaware limited partnership, SPRINTCOM, INC., a Kansas corporation, WIRELESSCO, L.P., a Delaware limited partnership, PHILLIECO, L.P., a Delaware limited partnership, APC PCS, LLC, a Delaware limited liability company, SPRINT COMMUNICATIONS COMPANY L.P., a Delaware limited partnership, (collectively, the "SPRINT PARTIES,"), HORIZON PERSONAL COMMUNICATIONS, INC., an Ohio corporation ("HORIZON"), BRIGHT PERSONAL COMMUNICATIONS SERVICES, LLC, an Ohio limited liability company ("BRIGHT") and HORIZON PCS, INC., a Delaware corporation (together with Horizon and Bright, the "HORIZON PARTIES"). The Horizon Parties and the Sprint Parties are referred to collectively as the "PARTIES".

            Each of Horizon and Bright has entered into a Management Agreement (each, a "MANAGEMENT AGREEMENT"), a Services Agreement and two Trademark and Service Mark License Agreements with the Sprint Parties, dated and effective as of the dates indicated:

            -     Horizon (June 8, 1998)

            -     Bright (October 13, 1999)

(collectively, as amended to date, the "SPRINT AGREEMENTS").

            The Parties (in the singular, "PARTY") desire to resolve and release claims specified in this Agreement, whether known or unknown, that any Party might have against any of the other Parties that arose on or before the Effective Date (defined below) of this Agreement, including certain claims that arise out of any actual or claimed actions or inactions of any Party on or before the Effective Date of this Agreement, except as provided in this Agreement. The Parties have agreed to take the actions set forth in this Agreement to avoid the expense and delay inherent in further negotiations and possible litigation concerning their business relationship.

            In consideration of the mutual promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

      1. ADDENDA. The Parties will execute and deliver Horizon Addendum VIII and Bright Addendum IV to the respective Sprint Agreements in the forms attached to this Agreement (the "ADDENDA") contemporaneously with the Parties' execution and delivery of this Agreement.

      2. EFFECTIVE DATE. The parties are executing this Agreement as of the date noted above, but the terms of this Agreement become effective on (the "EFFECTIVE DATE"): the later of the date the Parties execute and deliver the Addenda and the date that Horizon pays Sprint Spectrum L.P. the amount required under this Agreement.

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      3. SETTLEMENT PAYMENT; OTHER PAYMENTS.

            (a) HORIZON SETTLEMENT PAYMENT. Horizon, on behalf of itself and the other Horizon Parties, will pay Sprint Spectrum L.P., on its own behalf and on behalf of the other Sprint Parties, $975,075.97.

            (b) JANUARY 2005 PAYMENT. Horizon, on behalf of itself and the other Horizon Parties, will pay Sprint Spectrum L.P., on its behalf and on behalf of the other Sprint Parties, $710,192.89, which represents the Parties' estimate of:

            (i) the amount that the Sprint Parties will bill the Horizon Parties for the monthly payments (and not with respect to the weekly management fee payments) to be paid under the Sprint Agreements (applying the terms of the Addenda), including without limitation for CCPU Services and CPGA Services, for the period between January 1, 2005 and January 31, 2005 (as would have been reflected in invoices delivered by the Sprint Parties in February 2005); minus

            (ii) the amount of the monthly payments (and not with respect to the weekly management fee payments) to be paid by the Sprint Parties to the Horizon Parties under the Sprint Agreements (applying the terms of the Addenda), including without limitation for net travel and net roaming, for the period between January 1, 2005 and January 31, 2005 (as would have been reflected in invoices delivered by the Sprint Parties in February
      2005).

            (c) ASSET PURCHASE PRICE. Sprint Spectrum L.P. will pay Horizon, $168,946.49, which is the purchase price Sprint Spectrum L.P. has agreed to pay to Horizon under that certain Asset Purchase Agreement dated March 16, 2005 between Sprint Spectrum L.P. and Horizon.

            (d) METHOD OF PAYMENT. The payments required under Sections 3(a), 3(b) and 3(c) will be made on the Effective Date by netting those amounts. The Party owing the net difference will pay the difference to the other Party via wire transfer to the account designated by the receiving Party.

            (e) "TRUE-UP" PAYMENT. The Parties will true-up, for the period between January 1, 2005 and January 31, 2005 (the "TRUE-UP PERIOD"), the amount by which (i) applying the terms of the Addenda with respect to the monthly payments to be paid under the Sprint Agreements (and not with respect to the weekly management fee payments), the actual amount to be paid by the Horizon Parties to the Sprint Parties minus the actual amount to be paid by the Sprint Parties to the Horizon Parties under the Sprint Agreements for the True-up Period, exceeds or is less than (ii) the amount paid pursuant to Section 3(b) of this Agreement. The Sprint Parties will send in April 2005 actual invoices for the True-up Period and the payment required under this Section 3(e) will be invoiced and paid through the March 2005 monthly statement sent by the Sprint Parties in April 2005.

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

            4. GENERAL RELEASES.

            (a) SPRINT RELEASE OF THE HORIZON PARTIES. Except as provided in
      Section 5, each of the Sprint Parties releases and forever discharges the Horizon Parties and their respective officers, directors, shareholders, partners, members, subsidiaries, employees, agents and representatives (the "HORIZON RELEASED PARTIES") from all liabilities, claims, attorneys' fees, damages, injuries, causes of action, and losses of any kind that any of the Sprint Parties ever had, now has, may assert or may in the future claim to have against any of the Horizon Released Parties by reason of any act, failure to act, occurrence or event occurring or existing on or before the date of this Agreement, concerning or related to the Sprint Agreements ("SPRINT'S CLAIMS"). For avoidance of doubt but not for purposes of limitation, this provision releases and forever discharges each of the Horizon Released Parties of and from any and all liabilities, claims, attorneys' fees, damages, injuries, causes of action, and losses of any kind that any of the Sprint Parties ever had, now has, may assert or may in the future claim to have against any of the Horizon Released Parties with respect to any of the matters set forth on Exhibit -------- A to this Agreement, and waives any and all rights that any of the Sprint Parties may have with respect - to those matters ("SPRINT'S SPECIFIC CLAIMS").

            (b) HORIZON RELEASE OF THE SPRINT PARTIES. Except as provided in
      Section 5, each of the Horizon Parties releases and forever discharges the Sprint Parties and their respective officers, directors, shareholders, partners, members, subsidiaries, employees, agents and representatives (the "SPRINT RELEASED PARTIES") from all liabilities, claims, attorneys' fees, damages, injuries, causes of action, and losses of any kind that any of the Horizon Parties ever had, now has, may assert or may in the future claim to have against any of the Sprint Released Parties by reason of any act, failure to act, occurrence or event occurring or existing on or before the date of this Agreement concerning or related to the Sprint Agreements ("HORIZON'S CLAIMS" and together with Sprint's Claims, the "CLAIMS"). For avoidance of doubt but not for purposes of limitation, this provision releases and forever discharges each of the Sprint Released Parties of and from any and all liabilities, claims, attorneys' fees, damages, injuries, causes of action, and losses of any kind that any of the Horizon Parties ever had, now has, may assert or may in the future claim to have against any of the Sprint Released Parties with respect to any of the matters set forth on Exhibit A to this Agreement, and waives any and all rights that any of the Horizon Parties may have with respect to those matters ("HORIZON'S SPECIFIC CLAIMS" and together with Sprint's Specific Claims, the "SPECIFIC CLAIMS").

            (c) COMPLETE RELEASE. Except as provided in Sections 5, 9 and 13(a), this Agreement constitutes the complete compromise, settlement, accord and satisfaction of all of the Claims with no reservation of any rights or claims, whether stated or implied.

            5. EXCEPTIONS TO RELEASED CLAIMS.

            (a) SETTLEMENTS ACTIVITY. Neither Party is releasing its right to claims (including its right to dispute amounts) related to:

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            (i) any settlements activity (including, without limitation, payment of weekly management fees pursuant to Article 10 of the Sprint
      Agreements), for the period from February 1, 2005 through the Effective Date, for which invoices have not yet been generated; the settlements activity (including, without limitation, payment of weekly management fees pursuant to Article 10 of the Sprint Agreements) for the period from February 1, 2005 through the Effective Date will be completed in the normal course of business and giving effect to the Addenda;

            (ii) third-party invoices or other charges for which the Sprint Parties have not received invoices, which will be billed in the normal course of business and giving effect to the Addenda; and

            (iii) its rights under Article 10 of the Sprint Agreements (as reflected in the Addenda) with respect to the invoices delivered by the Sprint Parties pursuant to Section 3(e) of this Agreement.

            (b) FUTURE CLAIMS. Nothing in this Agreement constitutes a release by any Party of claims arising after the date of this Agreement, including without limitation future claims arising under the Management Agreements after giving effect to the Addenda that become effective as of January 1, 2005.

            (c) INDEMNIFICATION. This Agreement does not modify, waive or release the Parties' rights and responsibilities under section 13 of the Management Agreements with respect to indemnification for claims brought by third parties based upon facts that occurred before the Effective Date.

            (d) MOST FAVORED NATION. This Agreement does not modify, waive or release any of the Horizon Parties' rights under the new section 1.10 of the Management Agreements, even if the changes to an Other Manager's Management Agreement are in settlement of that Other Manager's claims that are similar to claims that the Horizon Parties are releasing under this Agreement.

            (e) MAY 2004 SETTLEMENT AND RELEASE. Notwithstanding any provision of this Agreement to the contrary, this Agreement will not affect, terminate or adversely impact in any manner that certain Settlement Agreement and Mutual Release dated May 12, 2004, by and among Sprint Corporation, Sprint Spectrum L.P., SprintCom, Inc., WirelessCo, L.P., PhillieCo, L.P., APC PCS, LLC, Sprint Communications Company L.P., Horizon Personal Communications, Inc., Bright Personal Communications Services, LLC and Horizon PCS, Inc., or any of the releases contained in that Settlement Agreement and Mutual Release.

            6. REPRESENTATIONS AND WARRANTIES. Each of the Parties represents and warrants to the other Parties that:

            (a) it has not commenced any action or proceeding against any other Party concerning any of the Claims or Specific Claims, before any agency or other governmental authority, at law, in equity, in arbitration, or otherwise;

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

            (b) no promise, inducement or agreement not expressed in this Agreement or the Addenda has been made;

            (c) it has the full right, power and authority to enter into this Agreement, and to perform according to the terms of this Agreement;

            (d) the Party is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

            (e) neither the execution, delivery and performance of this Agreement, nor the consummation by the Party of the transactions contemplated by this Agreement, will conflict with, violate or result in a breach of:

                  (i) any law, regulation, order, writ, injunction, decree,
            determination or award of any governmental authority or any arbitrator, applicable to the Party, or

                  (ii) any of the terms, conditions or provisions of the
            certificate of limited partnership or certificate or articles of incorporation or bylaws (or other governing documents) of the Party, or

                  (iii) any material agreement of the Party, or

                  (iv) any material instrument to which the Party is or may be bound or to which any of its material properties or assets is subject;

            (f) it has obtained all necessary consents and approvals required to enter into this Agreement;

            (g) there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Party, threatened against or affecting the Party or any of its properties, assets or businesses in any court or before or by any governmental agency that could, if adversely determined, reasonably be expected to have a material adverse effect on the Party's ability to perform its obligations under this Agreement and the Addenda;

            (h) it has negotiated the terms of this Agreement, and this Agreement is the result of arms-length negotiations between the Parties and their respective attorneys; and

            (i) it has not assigned or otherwise transferred any interest in any of the Claims or Specific Claims.

      7. COVENANT NOT TO SUE OR ASSIST THIRD PARTIES. Except for claims for indemnification and contribution described in Sections 5(c) and 9, no Party will
(a) commence or in any manner seek relief against another Party through any suit or proceeding arising, based upon, or relating to any of the Claims or Specific Claims, or (b) voluntarily become a party to any suit or proceeding arising from or in connection with an attempt by or on behalf of any third party to enforce or collect an amount based on a Claim or Specific Claim. Nor will any Party assist the efforts of any third party attempting to enforce or collect an amount based on a Claim or Specific Claim, unless required to do so by a court of competent jurisdiction.

      8. CONTRACT. The Parties understand that the terms in this Agreement are binding contractual commitments and not mere recitals, and that the Parties are not relying upon any statement or representation made by any Party released, any such Party's agents or attorneys, or any other person, concerning the nature, extent or duration of any injuries or damages, or concerning any other thing or matter, but are relying solely and exclusively upon their own knowledge, belief and judgment.

      9. INDEMNIFICATION. The Sprint Parties and the Horizon Parties will indemnify, hold harmless and defend each other against all claims, demands, judgments, causes of action, losses, costs, damages, penalties, fines, taxes, expenses or liabilities, including reasonable attorneys' fees and costs of defense, brought against or incurred by them, arising from or in connection with an attempt by or on behalf of any third party to enforce or collect an amount based on a Claim or Specific Claim, where the third party's right to enforce or collect the amount is based on a Claim or Specific Claim and is based upon rights derived or obtained directly or indirectly from or through a Sprint Party or an Horizon Party. Some examples of third party actions where indemnity is appropriate under this Section 9 include: where the third party brings its claim based on subrogation rights or derivative actions, or based on an assignment by a Party of that Party's rights to a Claim or Specific Claim.

      10. EXPENSES. The Parties will pay their own expenses and attorneys' fees incurred in connection with the negotiation and execution of this Agreement and the Addenda.

      11. ADDITIONAL FACTS. The Parties are aware that they may after the date of this Agreement discover claims or facts in addition to or different from those they now know or believe to be true with respect to Claims and Specific Claims. Nevertheless, except as set forth in Section 5 of this Agreement, it is the intention of the Parties to fully, finally and forever settle and release all such claims, including claims for damages and losses that are presently unknown or unanticipated. In furtherance of this intention, the releases given in this Agreement are and will remain in effect as full and complete mutual releases of Claims and Specific Claims, except as set forth in Section 5 of this Agreement, notwithstanding the discovery or existence of any additional or different facts relative to them. Each Party assumes the risk of any mistake in executing this Agreement and furnishing the releases set forth in this Agreement. Without limiting the generality of the previous sentences in this
Section 11, each Party waives and relinquishes, to the extent permitted by law, any right or benefit that such Party has or may have under any provision of statutory or non-statutory law that may provide that a release does not extend to claims that a person does not know or suspect to exist at the time of execution of the release that, if known, would or may have materially affected the decision to give the release.

      12. WAIVERS. No waiver by a Party of any breach of or default under this Agreement will be deemed to be a waiver of any other breach or default of any kind or nature of this Agreement. No acceptance of payment or performance by a Party after any such breach or default will be deemed to be a waiver of any breach or default of this Agreement, whether or not such Party knows of such breach or default at the time it accepts such payment or performance. No failure or delay on the part of a Party to exercise any right it may have will prevent the exercise of that right by that Party at any time the other Party continues to be in default, and no such failure or delay will operate as a waiver of any default.

      13. ENFORCEMENT OF AGREEMENT; INJUNCTIVE RELIEF.

            (a) The releases given in this Agreement do not include a release of any liabilities, claims, damages, injuries or losses that may arise under this Agreement.

            (b) Each Party acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching Party or Parties may be irreparably harmed and may not be made whole by monetary damages. Accordingly, the Parties, in addition to any other remedy to which they may be entitled, will be entitled to seek injunctive or other equitable relief in any court of competent jurisdiction to the extent permitted by applicable law.

            (c) Each Party waives, to the fullest extent permitted by law, the right to trial by jury in any legal proceeding arising out of or relating to the enforcement of this Agreement.

            (d) The prevailing Party will be entitled to recover from the opposing Party its expenses (including reasonable attorneys' fees and costs) incurred in connection with any claim, action or lawsuit brought to enforce this Agreement.

      14. ASSIGNMENT. No Party may assign any of its rights under this Agreement or delegate its duties under it to any person or entity not a Party unless it obtains the prior written consent of the other Parties to this Agreement, which consent may be withheld at such other Party's absolute discretion.

      15. LIMITATION ON RIGHTS OF OTHERS. Nothing in this Agreement, whether express or implied, will be construed to give any person other than the Parties any legal or equitable right, remedy or claim under or in respect of this Agreement.

      16. CONFIDENTIALITY. Subject to obligations under applicable law, the terms and provisions of this Agreement are confidential and proprietary to the Sprint Parties and to the Horizon Parties and are subject to the terms of
Section 12.2 of the applicable Management Agreement between the Parties.

      17. OTHER PROVISIONS.

            (a) GOVERNING LAW. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement will be governed by and construed under Kansas law, without giving effect to any choice of law or conflict of law rules or provisions (whether of Kansas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Kansas.

            (b) JURISDICTION.

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

                  (i) Each Party irrevocably and unconditionally submits to the nonexclusive jurisdiction of (A) any Kansas state court located in the County of Johnson or (B) the United States District Court for the District of Kansas, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment relating to this Agreement. With respect to such suit, action or proceeding, each Party irrevocably waives, to the fullest extent permitted by law, the right to object that such court does not have jurisdiction over such party.

                  (ii) Each Party irrevocably and unconditionally waives, to the fullest extent it may legally do so, any objection that it may now or later have to the venue of any suit, action or proceeding arising out of or relating to this Agreement in a Kansas state court located in the County of Johnson or the United States District Court for the District of Kansas. Each Party irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

            (c) ENTIRE AGREEMENT; BINDING EFFECT. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter it covers and supersedes all prior agreements, negotiations, representations and discussions between the Parties with respect to the subject matter it covers. This Agreement is binding on and inures to the benefit of the Parties and their respective successors and assigns.

            (d) CONSTRUCTION. The Parties participated in the negotiation and drafting of this Agreement. If any ambiguity or question of intent or interpretation arises, the Parties intend that (i) this Agreement be construed as if they had drafted it together, and (ii) no presumption or burden of proof arises favoring or disfavoring any Party by virtue of its role in drafting any provision of this Agreement. All pronouns and any variations of pronouns used in this Agreement refer to the masculine, feminine or neuter, singular or plural as the identity of the person or persons require.

            (e) SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision of this Agreement is illegal, invalid or unenforceable for any reason whatsoever, that term or provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and such illegality, invalidity or unenforceability will not affect the validity, legality or enforceability of the remainder of this Agreement.

            (f) AMENDMENT. Any amendment to this Agreement must be in a written document signed by the Parties and must state the intent of the Parties to amend this Agreement.

            (g) NO ADMISSION OF LIABILITY. It is expressly understood and agreed that this Agreement is a compromise of disputed claims and that execution of, making of payments under, and performing of obligations under this Agreement are not to be construed as an admission of liability on the part of any Party.

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

            (h) COUNTERPARTS. This Agreement may be signed in counterpart or duplicate copy and by facsimile signature, and any signed counterpart, duplicate or facsimile copy is the equivalent to a signed original for all purposes.

            [THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY.]

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

EACH PARTY HAS COMPLETELY READ THE TERMS OF THIS AGREEMENT, FULLY UNDERSTANDS THEM AND VOLUNTARILY ACCEPTS THEM FOR THE PURPOSE OF MAKING FULL AND FINAL COMPROMISE, ADJUSTMENT AND SETTLEMENT OF ALL CLAIMS, DISPUTED OR OTHERWISE, IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT

            The Parties have executed this Agreement on the date first above written.

                                           SPRINT SPECTRUM L.P.

                                           By:_________________________________
                                              Name:____________________________
                                              Title:___________________________

                                           SPRINTCOM, INC.

                                           By:_________________________________
                                              Name:____________________________
                                              Title:___________________________

                                           WIRELESSCO, L.P.

                                           By:_________________________________
                                              Name:____________________________
                                              Title:___________________________

                                           PHILLIECO, L.P.

                                           By:_________________________________
                                              Name:____________________________
                                              Title:___________________________

                                           APC PCS, LLC

                                           By:_________________________________
                                              Name:____________________________
                                              Title:___________________________

                                           SPRINT COMMUNICATIONS COMPANY L.P.

                                           By:_________________________________
                                              Name:____________________________
                                              Title:___________________________

                                           HORIZON PERSONAL COMMUNICATIONS, INC.

                                           By:_________________________________
                                              Name:____________________________
                                              Title:___________________________

                                           BRIGHT PERSONAL COMMUNICATIONS, LLC

                                           By:_________________________________
                                              Name:____________________________
                                              Title:___________________________

                                           HORIZON PCS, INC.

                                           By:_________________________________
                                              Name:____________________________
                                              Title:___________________________

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

                                    EXHIBIT A

 SPECIFIC CLAIMS RELEASED BY THE PARTIES UPON PAYMENT OF THE NET AMOUNT OWED BY
         THE HORIZON PARTIES TO THE SPRINT PARTIES UNDER THIS AGREEMENT

All claims in connection with the following invoices:

                                      ABE-129948
                                      ABE-131388
                                      AFS-016325
                                      AFS-016342
                                      AFS-016360
                                      AFS-016371
                                      AFS-016390
                                      AFS-016467
                                      AFS-016479
                                      AFS-016503
                                      AFS-016525
                                      AFS-016546
                                      AFS-016567
                                      AFS-016586
                                      AFS-016618
                                      AFS-016637
                                      AFS-016681
                                      AFS-016682
                                      AFS-016714
                                      AFS-016740
                                      AFS-016764
                                      AFS-016783
                                      AFS-016812
                                      AFS-016833
                                      AFS-016852
                                      AFS-016871
                                      AFS-016892
                                      AFS-016916
                                      AFS-016942
                                      AFS-016952
                                      AFS-016962
                                      AFS-017004
                                      AFS-017031
                                      AFS-017045
                                      AFS-017064
                                      AFS-017078
                                      AFS-017102
                                      AFS-017137
                                      AFS-017168

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

                                      AFS-017178
                                      AFS-017236
                                      AFS-017265
                                      AFS-017266
                                      AFS-017296
                                      AFS-017328
                                      AFS-017342
                                      AFS-017364
                                      AFS-017384
                                      AFS-017407
                                      AFS-017426
                                      AFS-017451
                                      AFS-017474
                                      AFS-017500
                                      AFS-017519
                                      AFS-017550
                                      AFS-017563
                                      MIS-114067
                                      MIS-114332
                                       MR-002104
                                       OC-28179
                                       OC-28781
                                       OC-29379

All claims in connection with the annual true-up for 2004 service bureau fees.

All claims in connection with the March 2004 true- up for Virgin Mobile.

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